Exhibit 99.1
Press release dated on January 19, 2010

Hartcourt Companies, Inc. Announces Profitable Second Quarter 2009 Ended November 30, 2009

SHANGHAI, Jan. 19 /PRNewswire-Asia-FirstCall/ -- The Hartcourt Companies, Inc. (OTC Bulletin Board: HRCT; Frankfurt 900009) ("Hartcourt" or "the Company"), a growing provider of vocational education and technical training services in the People's Republic of China ("PRC"), today announced that it obtained profits in financial results for the second quarter ended November 30, 2009.

Second Quarter 2009 Highlights:

•	Total revenues were $955,847 for the six months ended November 30, 2009, increased 11% from $859,963 in the same period 2008;
•	Gross profit in the second quarter was $378,992 and gross margin was 76.0% $727,948 and gross margin was 76%;
·	For the six months ended November 30, 2009, gross profit was $727,948 ande gross margin was 76%.
•	Operating expenses decreased 42.8% to $170,911 for the three months ended November 30, 2009 compared with that in the same period 2008;
•	Net income was $55,829 for the three months ended November 30, 2009;
•	Hartcourt entered in an engagement letter with KingWeet AMS, which helped on investor relations services.

We continued our optimism on the prospects for China's vocational education market and are very pleased with our profitable results," said Ms. Amanda Zhang, Vice President of The Hartcourt Companies, Inc.  "Hartcourt's management believes the vocational education market in China has great potential and plans to capitalize on this opportunity to develop the business. In anticipation of Hartcourt's pending transaction with Sino-Canada Investment Group, management focused on reducing non-essential expenses in its existing businesses in the second quarter.

Second Quarter 2009 Results

Total revenues for the second quarter of 2009 decreased 22.5% to $498,909 from $643,996 in the second quarter of 2008.  The Company believes this was primarily the result of recovery of the job market as less people turned to vocational education. In the second quarter of 2008, at the heights of the global financial crisis, many people had lost their jobs and even students could not find jobs, and many of them chose to take vocational education.

Gross profit in the second quarter of 2009 was $378,992 and gross margin was 76.0%.

Operating expenses in the second quarter of 2009 were $170,911, down 42.8% from 298,741 in the second quarter of 2008. During operating expense, general and administrative expenses were $57,763 compared to $293,246 for the same period in 2008, a decrease of $ 235,483 or 80.30%. The decrease of expenses was primarily due to the improvement of working efficiency and the decrease of unnecessary expenses. Depreciation and amortization expenses were $113,148 for the three months ended November 30, 2009 compared to $5,495 for the same period in 2008, or a $107,653 increase. The increase was primarily due to the acquisitions of Beijing Yanyuan and China Arts & Science Academy.

Operating income was $208,081 in the second quarter of 2009, compared to $311,473 in the second quarter of 2008. Provision for income taxes was $44,646 in the second quarter of 2009, compared to $74,391 in the same quarter of the previous year.

Net income for the second quarter of 2009 was $55,829, or $0.00 per diluted share, compared to $274,633, or $0.00 per diluted share, in the second quarter of 2008. Fully diluted weighted average shares increased to 386,966,816 from 255,430,112 in the second quarter of 2008.

Six Month Results

For the first half of 2009, revenues increased to $955,847, up 11% from $859,963 in the corresponding period of 2008. Gross profit was $727,948 in the first six months of 2009, versus $806,640 in the same period a year ago. Operating income in the first half of 2009 decreased to $264,976 compared to $377,197 in the first half 2008. Net loss for the first six months of 2009 was $32,417 or $ 0.00 per diluted share, while net income was $251,571, or $0.00 per diluted share in the first half of 2008.

Financial Condition

As of November 30, 2009, Hartcourt had $2.6 million in current assets, a 45.8% increase over $1.8 million recorded at May 31, 2009 without debt. Stockholders' equity at November 30, 2009 slightly increased to $4.3 million compared to $4.0 million at May 31, 2009. The Company used $95,640 in net cash flow from operating activities in the first half of 2009, up from $202,788 in the same quarter of 2008.

Subsequent Events

On January 7, 2010, Hartcourt entered into an engagement letter with KingWeet AMS, an investor relations firm, to provide investor relations services for a period commencing January 7, 2010 and ending December 31, 2010. The company's management believes that Hartcourt is a well established educational service provider in China and is well positioned to take advantage of a largely untapped, emerging market and will work with KingWeet AMS to realize shareholder value for many years to come.

About KingWeet International Ltd. After Market Support (KingWeet AMS)

KingWeet AMS is a financial marketing firm specializing in creating liquidity for publicly traded stocks and a wholly owned subsidiary of Keating International Ltd. KingWeet AMS is uniquely positioned to provide an outsourced, high-level investor relations solution that combines in-depth understanding of China's corporate culture and economic scene with a direct pipeline into the leading funds and broker-dealers in the United States. KingWeet AMS is a global, full-service investor relations agency with corporate headquarters in Hong Kong, and offices in New York, Hong Kong and Shanghai. For more information, contact KingWeet AMS.

About Hartcourt Companies, Inc.

Founded in 1983, Hartcourt is a U.S. corporation with subsidiaries in China and other jurisdictions. Hartcourt moved its headquarters to Shanghai, China in 2002. In August 2006, Hartcourt changed its business model to focus on the education market in China. From May 2007 to October 2008, Hartcourt completed the acquisition of China Princely Education Technology Development Company Limited, an authorized accrediting organization for China vocational education located in Beijing, PRC sixty percent of the outstanding equity of Beijing Yanyuan Rapido Education Company, a well-known training institution in China and sixty percent of the outstanding equity of China E & I Development Co. Ltd., which does business as the China Arts and Science Academy.

Forward-looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2008 Form
10-K filed with the Securities and Exchange Commission on May 13, 2009.

For further information, please contact:

Company Contact:
Hartcourt Companies, Inc.
Ms. Amanda Zhang, Vice President
Phone: +86-21-5208-0268
Email: ir@hartcourt.com

Investor Relations Contact:
KingWeet International Ltd. | AMS
Ms. Chris Chang, President
Phone: +1-800-852-0954
Email: chris@kingweet.com

The Hartcourt Companies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$498,909	$643,996	$955,847	$859,963
Cost of Goods Sold	119,917	33,782	227,899	53,723
Gross Profit	378,992	610,214	727,948	806,240
Operating Expenses
Selling, general and administrative	57,763	293,246	292,990	420,794
Depreciation and amortization	113,148	5,495	169,982	8,249
Total operating expenses	170,911	298,741	462,972	429,043
Income from continued operations	208,081	311,473	264,976	377,197
Other Income (Expense)
Foreign currency exchange gain	5,255	45,753	5,049	--
Interest income	14,003	--	20,998	51,189
Gain on settlement debt	--	188,765	--	188,848
Total other income (expense)	19,258	234,518	26,047	240,037
Income from continued operations before income taxes and noncontrolling	227,339	545,991	291,023	617,234
Provision for Income Taxes	(44,646)	(74,391)	(81,415)	(110,193)
Noncontrolling interest, net of taxes	(126,864)	(196,967)	(242,025)	(255,470)
Net Income	$55,829	$274,633	$(32,417)	$251,571
Basic Earnings Per Share	$0.00	$0.00	$0.00	$0.00
Basic Weighted Average Shares Outstanding	386,966,816	255,430,112	386,966,816	264,935,687
Diluted Earnings Per Share	$0.00	$0.00	$0.00	$0.00
Diluted Weighted Average Shares Outstanding	386,966,816	255,430,112	386,966,816	266,613,190
The Components of Other Comprehensive Income
Net Income	$55,829	$274,633	$(32,417)	$251,571
Foreign currency translation adjustment	4,769	30,001	8,563	57,533
Comprehensive Income	$60,598	$304,634	$(23,854)	$309,104

The Hartcourt Companies, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheet

ASSETS
	November 30, 2009	May 31, 2009
	(Unaudited)	(Unaudited)
Current Assets
Cash and cash equivalents	$89,859	$102,085
Accounts receivable	1,561,316	863,244
Loans receivable	944,570	822,551
Prepaid expenses	19,737	5,792
Total current assets	2,615,482	1,793,672

Property and equipment, net	45,898	57,640
Intangible assets, net	3,821,992	3,923,356

	$6,483,372	$5,774,668

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$--	141,331
Accrued expenses and other current liabilities	1,690,923	1,337,571
Loan payable	274,429	--
Due to related parties	185,211	246,862
Total current liabilities	2,150,563	1,725,764

Stockholders' Equity
Original preferred stock $(0.01 par value, 1,000 shares authorized, none issued and outstanding)	--	--
Class A preferred stock (10,000,000 shares authorized, none issued and outstanding)	--	--
Common stock ($0.001 par value, 424,999,000 shares authorized, 389,015,544 and 386,966,816 issued and outstanding, respectively)	386,967	386,967

Additional paid-in capital	77,238,990	77,156,131
Treasury stock, at cost, 2,048,728 shares	(48,728)	(48,728)
Other comprehensive loss	(152,142)	(143,579)
Noncontrolling interest	394,288	152,261
Accumulated deficit	(73,486,566)	(73,454,148)
Total stockholders' equity	4,332,809	4,048,904

	$6,483,372	$5,774,668

The Hartcourt Companies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended November 30,
	2009	2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net Income	$(32,417)	$251,571
Adjustments to reconcile net cash provided by operating activities
Depreciation and amortization	113,148	8,249
Noncontrolling Interest	242,025	255,470
Stock options issued for service	82,859	79,709
Stock issued for services and compensations	--	58,922
Gain on settlement of debt	--	(188,848)
Net change in assets and liabilities
Accounts receivables and other receivables	(699,208)	(593,742)
Inventories	--	6,630
Prepaid expenses	(13,162)	(187,571)
Accounts payable	141,331	(131,570)
Accrued expenses and other current liabilities	69,784	238,452
Net cash used in operating activities	(95,640)	(202,728)

Cash flows from investing activities
Loan receivable	(121,695)	--
Cash received on acquisition of Subsidiary	--	6,117
Net cash used in investing activities	(121,695)	6,117

Cash flows from financing activities
Due to related parties	(61,651)	--
Loan payable	274,429	--
Issuance of shares for cash	--	400,000

Proceeds from (payments to) related parties-net	--	(133,597)
Net cash provided by (used in) financing activities	212,778	266,403

Effect of exchange rate changes on cash and cash equivalents	(7,669)	(57,532)

Net increase (decrease) in cash	(12,226)	12,260

Cash and cash equivalents at beginning of period	102,085	4,907

Cash and cash equivalents at end of period	$89,859	$17,167

SOURCE  Hartcourt Companies, Inc.